                                                                       EX 10.23


           ASSIGNMENT OF AND FIRST AMENDMENT TO REAL ESTATE CONTRACT

     THIS ASSIGNMENT OF AND FIRST AMENDMENT TO REAL ESTATE CONTRACT (this "Agreement") is made and entered into this May 14, 1999 by and between 711 GALLIMORE PARTNERSHIP, a North Carolina general partnership ("Assignor"), WILLIAM H. LEE, JR., JACK L. JOHNSON, GEORGE H. TURNBULL AND ROBERT G. SHUPE (collectively, "Assignee") and THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation ("Purchaser").

                                   RECITALS:

     WHEREAS, Assignor and Purchaser have entered into a Real Estate Contract dated April 20, 1999 (the "Contract") for the sale and purchase of property commonly known as 711 Gallimore Dairy Road, High Point, North Carolina (the "Property");

     WHEREAS, Assignor desires to transfer the Property to Assignee prior to selling the Property to Purchaser; and

     WHEREAS, Assignee desires to assume all the rights and obligations under the Contract from Assignor.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and in order to set forth the respective rights and obligations of the parties hereto, the parties hereto agree as follows:

     1. Transfer. Assignor shall execute the Warranty Deed, dated as of the date hereof, attached hereto as Exhibit A, and thereby convey the Property to Assignee. The Warranty Deed shall be recorded by 5:00 p.m. of the date hereof in the Guilford County, North Carolina Recorder's Office. A recorded copy shall be delivered to the attorney for Purchaser immediately upon recording. Upon receipt of the recorded Warranty Deed, Purchaser shall request an update of its commitment to issue title insurance, the costs of which commitment shall be borne by Assignee.

     2. Assignment and Assumption. Assignor hereby assigns unto Assignee, all of its right, title, and interest in and to the Contract. Assignee hereby assumes all of the Assignor's right, title, and interest in and to the Contract referred to herein and further assumes each and every obligation, representation, warranty and covenant of Assignor contained in said Contract including without limitation the obligation to sell the Property to Purchaser on the terms and conditions contained in the Contract. Nothing contained herein shall relieve Assignor from primary liability under the Contract.

     3. CONTRACT. The parties hereto agree that the Contract attached hereto as Exhibit B is a true and correct copy of the original Contract between Assignor and Purchaser regarding the sale and purchase of the Property.

     4. AMENDMENT. The following paragraph shall be added as new Section 21 to the Contract:

     "21. 1031 EXCHANGE. Seller shall have the right, at its option, to sell the Property through a transaction structured to qualify as a like-kind exchange of the Property within the meaning of Section 1031 of the Internal Revenue Code of 1986 as amended. Purchaser agrees to cooperate with Seller in effecting a qualifying like-kind exchange through a means determined by Seller, provided Purchaser will not be required to take title to or contract for any exchange property. Seller shall bear any additional transaction costs incurred by Purchaser solely attributable to the closing of a qualifying exchange, including the costs of a revised title commitment and attorneys' fees related to this Agreement.

          Purchaser will execute such documents and perform such other acts as Seller reasonably requests in cooperation with Seller's effort to have the transaction considered to be part of a like-kind exchange under section 1031 of the Internal Revenue Code of 1986, as amended provided:

               i. All such documents shall be prepared by or at the direction of Seller:

               ii. Purchaser shall not incur any expense in connection with the performance of this Section 21:

               iii. Any such requested conduct will not delay the Closing of the transaction beyond the specified Closing Date:

               iv. Purchaser does not warrant or represent to Seller that the Internal Revenue Service will treat the transaction as a like-kind exchange under section 1031 of the Internal Revenue Code of 1986, as amended; and

               v. Seller agrees to defend Purchaser against any and all claims which might be made by anyone, including Seller, against Purchaser arising out of or resulting from Purchaser's execution of any documents or actions taken by Purchaser which is required by the section 1031 transaction ("Claims"), and to hold Purchaser harmless from and to indemnify Purchaser against any and all expense, cost, liability, damage incurred by or judgment entered against Purchaser as a result of the assertion of any Claim. Notwithstanding anything to the contrary stated elsewhere in this Agreement, the indemnity provided for in this Section 21 shall survive the Closing and the execution and delivery of the Deed, and shall not be deemed to be merged into the Deed or any other document or instrument delivered in connection with the Closing."

     5. FULL FORCE AND EFFECT. Except as modified herein, the Contract shall remain in full force and effect.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, Assignor, Assignee and Purchaser have duly executed this Agreement as of the day and date first above written.





ASSIGNOR:                                   ASSIGNEE:

711 GALLIMORE PARTNERSHIP, a                /s/ William H. Lee, Jr.
North Carolina General Partnership          -------------------------------
                                            William H. Lee, Jr.


/s/ William H. Lee, Jr.                     /s/ Jack L. Johnson
-----------------------------------         -------------------------------
William H. Lee, Jr., General Partner        Jack L. Johnson


/s/ Jack L. Johnson                         /s/ George H. Turnbull
-----------------------------------         -------------------------------
Jack L. Johnson, General Partner            George H. Turnbull


/s/ George H. Turnbull                      /s/ Robert G. Shupe
-----------------------------------         -------------------------------
George H. Turnbull, General Partner         Robert G. Shupe

/s/ Robert G. Shupe                         THE SOURCE INFORMATION
-----------------------------------         MANAGEMENT COMPANY
Robert G. Shupe, General Partner

                                            By: /s/ W. Brian Rodgers
                                               ----------------------------
                                               W. Brian Rodgers,
Being all the Partners of the Assignor         Chief Financial Officer

                                   EXHIBIT A


                                [Warranty Deed]

            Excise Tax $0.00                  Recording Time, Book and Page
--------------------------------------------------------------------------------
              H-461-1-8
Tax Lot No.____________________________ Parcel Identifier No.___________________

Verified by _____________________ County on the _____ day of ____________ , 19__

by _____________________________________________________________________________
________________________________________________________________________________

Mail after recording to ________________________________________________________

________________________________________________________________________________

                                   HAROLD W. BEAVERS, ATTORNEY AT LAW
This instrument was prepared by ________________________________________________

Brief description for the Index  -----------------------------------------------

                                 -----------------------------------------------
________________________________________________________________________________
                      NORTH CAROLINA GENERAL WARRANTY DEED

                      5th                       May         99
THIS DEED made this ________ day of ____________________, 19___, by and between
________________________________________________________________________________
                     GRANTOR                         GRANTEE

711 GALLIMORE PARTNERSHIP, a                 WILLIAM H. LEE, JR., JACK L.
North Carolina General                       JOHNSON, GEORGE H. TURNBULL
Partnership                                  and ROBERT G. SHUPE
P.O. Box 19028                               711 Gallimore Dairy Road
Greensboro, NC 27419                         High Point, NC 27265







Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g. corporation or partnership.
________________________________________________________________________________
The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain
                                              HIGH POINT        HIGH POINT
lot or parcel of and situated in the City of ________________, ________________
               GUILFORD
Township, ____________________ County, North Carolina and more particularly described as follows:

BEING THE PROPERTY SHOWN ON THE PLAT ENTITLED ''ANNEXATION MAP G.T. FALES &
S. NEERMAN & C.J. FALES'', RECORDED IN PLAT BOOK 91, PAGE 52, IN THE OFFICE OF THE REGISTER OF DEEDS OF GUILFORD COUNTY, NORTH CAROLINA. BEING ALSO THE PROPERTY FORMERLY KNOWN AS LOT NO. 1 OF THE PROPERTY OF WILLIAM W. PEGG, JR. AND WIFE, JANET R. PEGG, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 69 AT PAGE
40. IN THE OFFICE OF THE REGISTER OF DEEDS OF GUILFORD COUNTY, NORTH CAROLINA.

The property hereinabove described was acquired by Grantor by instrument recorded in Book 3745, Page 1058

-------------------------------------------------------------------------------

A map showing the above described property is recorded in Plat Book 91, Page 52; Plat Book 69, Page 40

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And the Grantor covenants with the Grantee, that Grantor is seized of the premises in fee simple, has the right to convey the same in fee simple, that title is marketable and free and clear of all encumbrances, and that Grantor will warrant and defend the title against the lawful claims of all persons whomsoever except for the exceptions hereinafter stated.

Title to the property hereinabove described is subject to the following exceptions:

EASEMENTS, RESTRICTIONS, AND RIGHTS-OF-WAY OF RECORD, IF ANY, AND TO AD VALOREM TAXES FOR THE CURRENT YEAR.

     IN WITNESS WHEREOF, the Grantor has hereunto set his hand and seal, or if corporate, has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its Board of Directors, the day and year first above written.

                               USE BLACK INK ONLY
                               ------------------
                           711 GALLIMORE PARTNERSHIP

                                           /s/ William H. Lee, Jr.
-------------------------------------  ----------------------------------(SEAL)
        (Corporate Name)               By: William H. Lee, Jr., General Partner

                                           /s/ Jack L. Johnson
By: ---------------------------------  ----------------------------------(SEAL)
                                       By: Jack L. Johnson, General Partner
----------------------------President

ATTEST:

                                           /s/ George H. Turnbull
-------------------------------------  ----------------------------------(SEAL)
                                       By: George H. Turnbull, General Partner

                                           /s/ Robert G. Shupe
-----------Secretary (Corporate Seal)  ----------------------------------(SEAL)
                                       By: Robert G. Shupe, General Partner

                                   SEAL-STAMP

                                 USE BLACK INK
                                 -------------

NORTH CAROLINA, GUILFORD County, William H. Lee, Jr., Jack L. Johnson, George H. Turnbull and Robert G. Shupe, General Partners of 711 Gallimore Partnership

I, a Notary Public of the County and State aforesaid, certify that 711 Gallimore Partnership, a North Carolina General Partnership Grantor, personally appeared before me this day and acknowledged the execution of the foregoing instrument. Witness my hand and official stamp or seal, this 5th day of May, 1999.

My commission expires: 06-17-99
_______________________________________________________________________________

                                   SEAL-STAMP

                                 USE BLACK INK
                                 -------------

NORTH CAROLINA, ................................... County.

I, a Notary Public of the County and State aforesaid, certify that

 ........................................ personally came before me this day and acknowledged that ........... he is .............................. Secretary of

 ..................................... a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ........................... President,

sealed with its corporate seal and attested by ....................... as its

 .............................. Secretary, Witness my hand and official stamp of seal, this ..................day of .............................., 19 .......

My commission expires: .....................   ...................Notary Public
_______________________________________________________________________________










The foregoing Certificate(s) of ...............................................

 ...............................................................................

 ...............................................................................

is/are certified to be correct. This instrument and this certificate are duly registered at the date and time and in the Book and Page shown on the first page hereof.

 .............................. REGISTER OF DEEDS FOR ....................COUNTY

By ........................... Deputy/Assistant - Register of Deeds

                                   EXHIBIT B

            Real Estate Contract dated April 20, 1999 by and between
                         711 Gallimore Partnership and
                   The Source Information Management Company

                           REAL ESTATE SALE CONTRACT

     THIS REAL ESTATE SALE CONTRACT (the "Contract"), dated as of April 20, 1999 (the "Effective Date"), is made and entered into by and between 711 GALLIMORE PARTNERSHIP, a North Carolina general partnership ("Seller") and THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation ("Purchaser").

     1. SALE OF REAL ESTATE: Seller agrees to sell and Purchaser agrees to purchase the real estate known as 711 Gallimore Dairy Road, City of High Point, County of Guilford County, State of North Carolina, consisting of a building (hereinafter the "Building") situated on an improved lot, as the same is more fully described in EXHIBIT A attached hereto, together with all rights, easements, appurtenances and buildings and other improvements thereon (collectively, the "Property"). The legal description of the Property as set forth in the survey obtained by Purchaser shall govern any closing hereunder.

     2. CLOSING DATE AND LOCATION: The Closing shall occur at 10:00 a.m. within twenty days of the expiration of all Contingencies contained herein (the "Closing Date"). The Closing shall be held at the office of Roberson, Haworth & Reese, 300 North Main Street, Suite 300, High Point, North Carolina 27260 ("Local Counsel").

     3. PURCHASE PRICE: The total purchase price to be paid by Purchaser to Seller at Closing is One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) ("Total Purchase Price"), subject to prorations and adjustments as provided hereinafter, payable by cashier's check or wire transfer via Local Counsel escrow.

     4. CONTINGENCIES: This Contract and the obligations of Purchaser hereunder are subject to the contingencies set forth in the following subparagraphs of this paragraph 3, each of which shall be fulfilled within the period of time specified in such subparagraph. All of the contingency periods shall begin to run as of the Effective Date unless otherwise expressly provided. If at any time within a contingency period the applicable contingency is not satisfied, or will not be satisfied, Purchaser may notify Seller in writing no later than two (2) business days after the expiration of such contingency period that it desires to terminate this Contract and upon such termination, this Contract shall be null and void. In the event of any delay by the Seller in providing any documents required under any contingency herein beyond the period set forth in such contingency, such contingency period may be extended by the amount of such delay at the election of Purchaser by written notice to Seller prior to extension:

     a. Survey and Title Examination. Seller shall deliver to Purchaser within forty-eight (48) hours of the Effective Date, any surveys, subdivision plats or unrecorded private indentures, restrictions, regulations or instruments or other plats related to the Property and any articles of incorporation, by-laws, partnership or trust agreements or other organizational documents of Seller, if applicable, in its possession or available to it as of the Effective Date. On or before April 23, 1999, Purchaser shall order and receive from Title Company a current ALTA form title insurance commitment with respect to the Property hereunder, together with copies of all exceptions to such title commitment and a copy of a current ALTA Form survey of the Property prepared by a licensed surveyor, with costs for title and survey to be borne equally by Seller and Purchaser, certified to Purchaser and Title Company, showing all title exceptions, acreage calculations, boundaries, improvements, encroachments and building setback lines, wetlands and floodway and floor plain boundaries as to the Property and in sufficient form to delete the survey exception on the title insurance policy, and neither the documents provided by Seller, the title commitment nor the survey shall include any exceptions to title or other matters which are unacceptable to Purchaser;

     b. Zoning And Other Governmental Approvals. On or before April 23, 1999, Purchaser shall receive confirmation that the zoning and permitted uses of the Property are acceptable for such uses of the Property as are contemplated by Purchaser and that all zoning, subdivision and other governmental approvals, are received from all applicable governmental and regulatory bodies;

     c. Environmental Condition. Within forty-eight (48) hours of the Effective Date, or if not in the possession of Seller, within forty-eight (48) hours of receipt, Seller shall deliver to Purchaser a Phase I environmental audit report and all other reports, plans, drawings or other documents in Seller's possession relative to the presence at any time on the Property of Hazardous Substances, as defined below, and if Purchaser determines, Purchaser shall cause a current Phase I environmental audit report to be prepared, costs of which shall be borne equally by Seller and Purchaser, which documents shall disclose no environmental condition of the Property unacceptable to Purchaser.

     d. Plans and Specifications and Premises Inspection. Seller shall furnish to Purchaser copies of all, utility, sewer, soil tests or other plans or specifications related to the Property within its possession (the "Plans and Specifications"). On or before April 23, 1999, inspections and/or tests of the Property, including, without limitation, soils, percolation and flood plain tests, examinations of streets and building structures and tests of capacity of electric, water, sewer and other utility lines and facilities, may be conducted by engineers and/or contractors of Purchaser's choosing at Purchaser's sole cost and expense, which tests and inspections shall confirm that the Property is acceptable to Purchaser.

     e. Financing. On or before April 23, 1999, Purchaser shall receive written confirmation of the availability to Purchaser of purchase money and construction financing in form and substance acceptable to Purchaser.

     f. Insurability. On or before April 23, 1999, Purchaser shall receive written confirmation of the availability to Purchaser of liability and hazard insurance as to the Property in form and substance acceptable to Purchaser.

     5. PURCHASER'S ACCESS TO PROPERTY: Purchaser and its agents and employees shall have the right of access to the Property at reasonable times for inspections and/or tests prior to any closing date.

     6. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS: Seller hereby represents, warrants and covenants to Purchaser as follows, provided that in the event any warranty or representation is false or inaccurate or any covenant is breached in any material fashion as of the Closing Date or any time thereto, Purchaser may terminate this Contract:

     a. Seller is and will be at the time of closing hereunder, the present owner of marketable title to the Property in fee simple absolute.

     b. The Property is not subject to any sale contract or other agreement concerning the transfer or lease of the Property, and Seller shall not enter into any such sale contract or agreement with respect to the Property at any time prior to Closing and so long as this Contract is in effect.

     c. Seller is a North Carolina general partnership, duly formed, validly existing and in good standing under the laws of the state of its formation. Seller has all necessary power to execute and deliver this Contract and perform all its obligations hereunder. The execution, delivery and performance of this Contract by Seller (i) has been duly and validly authorized by all necessary action on the part of Seller, (ii) does not conflict with or result in a violation of its organizational documents, or any judgment, order or decree of any court or arbiter in any proceeding to which Seller is a party, and (iii) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument by which Seller or the Property is bound or to which Seller is a party.

     d. Seller does not have knowledge of any structural or other material defect in the improvements on the Property.

     e. The execution and delivery of this Contract by Seller and the performance by Seller of its obligations hereunder will not conflict with or result in a breach of any order, judgment, writ, injunction or decree of any court or governmental instrumentality.

     f. Seller and its general partners, agents, employees and attorneys have not received notice of any violation of any fire, zoning, building or health laws or regulations or of any other governmental violation which affects the Property and Seller has not received notice from any governmental authority requiring any alterations or modifications to the Property. In the event Seller obtains knowledge or receives notice of any such violation, Seller shall immediately notify Purchaser in writing and Purchaser shall have the right, within twenty (20) days after the receipt of such notice from Seller, to terminate this Contract or to accept the Property "as is" and close on the purchase of the Property, with Purchaser being given credit to the Total Purchase Price equal to the reasonably anticipated expense of curing such violations; provided, that Purchaser shall have no such right to terminate if Seller shall remedy to Purchaser's satisfaction any such problem in sufficient time for the closing hereunder to occur;

     g. (1) As used in this Contract, the term "Hazardous Substances" shall mean any asbestos, flammable substances, explosives, radioactive materials, PCB-laden oil, hazardous materials, hazardous waste, pollutants, contaminants, toxic substances, pollution or related materials specified as such and/or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials, including, without limitation, Section 9601 of Title 42 of the United States Code.

          (2) Seller has complied and shall comply with any and all laws, regulations or orders with respect to the discharge and removal of Hazardous Substances on the Property, shall pay immediately when due the cost of removal of any such waste or materials and shall keep the Property free of any lien imposed pursuant to such laws, regulations or orders. In the event Seller fails to do so, after notice to Seller and the expiration of one-half of any cure period permitted under applicable law, regulation or order, Purchaser may declare this Contract null and void at the option and upon such declaration of Purchaser.

          (3) To the best of Seller's knowledge, the Property has not been listed, proposed for listing or threatened to be listed on the National Priorities List by the Environmental Protection Agency or on any similar list maintained by the State or local authorities of the jurisdiction in which the Property is located, and Seller warrants and represents that there have been no discussions between Seller or its general partners, agents, employees or attorneys and state, federal or local officials concerning the possibility of such listings.

          (4) There has been no storage, disposal, discharge, deposit, injection, dumping, leaking, spilling, placing or escape of any Hazardous Substances on, in, under or from the Property; and

         (5)  There are no underground storage tanks on the Property.

     h. Seller has no knowledge of any condemnation action being threatened or instituted against the Property. If any part of the Property be hereafter and prior to Closing subject to any condemnation proceedings or threat thereof, or any casualty or other damage, Seller shall immediately notify Purchaser and Purchaser shall have the right to terminate this Contract within ten (10) days after the receipt of any such notice from Seller or close the purchase of the Property subject to all such proceedings, in which event Purchaser shall be entitled to all condemnation awards.

     i. The representations and warranties of Seller in this Contract do not omit to state a material fact necessary in order to make the representations, warranties or statements herein not misleading.

     7. SURVIVAL OF WARRANTIES: Those provisions of this Contract which relate to warranties (including, but not limited to those in Paragraph 6), and post-closing calculations or post-closing performances require of Seller shall survive the Closing. Seller shall indemnify and hold Purchaser and any assignee of Purchaser harmless from any loss, cost, expense (including reasonable attorneys' fees in enforcing Purchaser's rights hereunder or defending any claim by a third party), or damages sustained by reason of a breach of any representation, warranty or covenant by Seller.

     8. NOTICES: Notices hereunder shall be deemed properly delivered when and if delivered or telefaxed, or mailed by Registered or Certified Mail, Return Receipt Requested, postage prepaid, to the parties as set forth below (notices given by mail being deemed given on the second business day after deposited in the United States Mail): if to Purchaser, to Purchaser, 11644 Lilburn Park Road, St. Louis, Missouri 63146, Attention: W. Brian Rodgers, telefax no. 314-995-9022, with a copy to Amit B. Shah, Esq., c/o Armstrong Teasdale LLP, One Metropolitan Square, Suite 2600, St. Louis, Missouri 63102-2740, telefax no. 314-621-5065 and if to Seller, to Seller, at 711 Partnership - 1518 Forest Hill Greensboro N.C. 27410. Attention: Jack Johnson, telefax no. 336-2944430. Each party may designate a substitute address to which notices to such designating party shall be delivered, by requesting such address by like notice given to the other party.

     9. CLOSING DOCUMENTS: At Closing, the following documents shall be executed and/or delivered by the appropriate parties, in form acceptable to counsel to Purchaser and to Seller:

     a. General Warranty Deed for the Property from Seller to Purchaser or Purchaser's assigns, subject only to real estate taxes for the year of the Closing and thereafter;

     b. All affidavits of Seller required by Title Company to delete standard exceptions from Purchaser's and Purchaser's lender's title insurance policies, including the mechanic's lien exception;

     c. All originals of any Plans and Specifications with respect to the Property, copies of which have been delivered to Purchaser, shall be delivered by Seller to Purchaser;

     d.   A non-foreign transferor affidavit from Seller;

     e. Resolutions of Seller's partners and Purchaser's Boards of Directors authorizing the transaction hereunder;

     f. A Termination of Lease Agreement, terminating the Lease between Seller and Purchaser relating to the Property.

     g. Such other documents or instruments as may be reasonably required in order to convey the Property to the Purchaser or to satisfy the obligations of the parties hereunder.

     10. PURCHASE PRICE AND CLOSING ADJUSTMENTS: At Closing, Purchaser shall pay or cause to be released to Seller the Total Purchase Price as set forth in Paragraph 3 hereof, and subject to such other adjustments as herein provided. At Closing, all real estate taxes and special assessments related to the Property, based on the most recent and available bills, and all sewer service charges and/or other utilities provided to the Property shall be prorated as of the Closing Date, with the Seller to have the last day. All prorations and adjustments shall be applied to the cash portion of the Purchase Price. After Closing, such prorations shall be readjusted based on final bills when received. Purchaser shall pay recording fees pertaining to the General Warranty Deed and any of Purchaser's financing documents. Seller shall pay for all revenue stamps. All other closing fees not identified herein shall be assessed as between Seller and Purchaser pursuant to local custom.

     11. RISK OF LOSS: Seller shall at all times until Closing maintain in force fire and extended hazard insurance coverage in the amount of no less than the Purchase Price. Seller shall also maintain the Property in good order and repair until Closing. If before Closing any part of the Property is destroyed or materially damaged Seller shall promptly provide written notice of same to Purchaser. Within 10 business days of receipt of such notice, Purchaser shall have the right to inspect the Property and elect to terminate this Contract by written notice of Seller within such 10-day period. In the event of any non-material damage or any election of Purchaser to close notwithstanding any material damage, Seller shall restore the Property within the later of 30 days or the Closing Date, and the Closing Date shall be extended in the event necessary to accommodate such 30-day period.

     12. SALES COMMISSIONS WARRANTY: Seller warrants and represents that there are no sales commissions due hereunder as a result of any brokers or agents employed by Seller and Seller shall indemnify Purchaser and hold it harmless from any claim, action, demand, damages or liability, including reasonable attorney's fees, arising out of any claim that any commission is due, except as arising out of any claim that a commission is due arising solely as a result of employment by Purchaser. Purchaser shall indemnify Seller and hold it harmless from any claim, action, demand, damages or liability, including reasonable attorney's fees, arising out of any claim that a commission is due arising solely as a result of employment by Purchaser.

     13. WAIVER OF CONTINGENCIES: Purchaser reserves the right to waive any and all conditions or contingencies contained in this Contract. Any such waiver to be effective must be in writing signed by the Purchaser.

     14. CONTRACT ASSIGNABLE BY PURCHASER: This Contract and Purchaser's rights and obligations hereunder are assignable by Purchaser with the consent of Seller, which shall not be unreasonably withheld or delayed; provided, however, that Purchaser shall have the right to assign this Contract and Purchaser's rights and obligations hereunder to an affiliate of Purchaser without prior written consent of Seller. In the event of an assignment to which Seller has consented, Purchaser shall be relieved of any liability under any and all of covenants, agreements, and obligations contained in or derived from this Contract or arising out of any act, occurrence or omission occurring after such assignment, and the assignee shall be deemed to have assumed and agreed to carry out any and all such covenants, agreements, and obligations.

     15. BINDING ON SUCCESSORS AND ASSIGNS: This Sale Contract is binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

     16. REMEDIES IN CASE OF DEFAULT: In the event of default hereunder by either party, the non-defaulting party shall be entitled to all remedies available at law or equity, including the rights to seek specific performance and/or money damages. In the case of any legal or equitable action taken by either party in connection with the default of the other party, the prevailing party shall be entitled to recover from the other party all costs and reasonable attorneys fees incurred in connection therewith.

     17. ENTIRE CONTRACT: This Contract constitutes the entire understanding of the parties and neither party shall be bound by any matter unless expressly set forth in this Contract.

     18. JOINT AND SEVERAL LIABILITY OF SELLER: The promises, covenants, representations, warranties and other obligations and liabilities of each of the general partners of Seller under this Contract are joint and several and each general partner shall be liable for the obligations and liabilities of the other hereunder.

     19. AUTHORITY OF SELLER: The undersigned individual purporting to sign this Contract on behalf of Seller personally warrants and represents to Purchaser that he is authorized by all necessary partnership action on behalf of Seller to enter into this Contract on behalf Seller and bind Seller thereto. The undersigned individual shall indemnify and hold the Purchaser and any assignee of the Purchaser harmless from any loss, cost, expense (including reasonable attorneys' fees in enforcing the Purchaser's rights hereunder), or damages sustained by reason of a breach of this representation.

     20. EXECUTION IN COUNTERPARTS, BY TELEFAX: This Contract may be executed in one or more counterparts, which, taken together, shall constitute an original and may be executed by telefax, either of which shall constitute an original.

                            [Signature Page Follows]


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
     IN WITNESS WHEREOF, the parties have hereunto executed this Contract as of the Effective Date.




                                  PURCHASER:

                                  THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation


                                  By: /s/       W. Brian Rodgers
                                      --------------------------------------
                                      W. Brian Rodgers, CFO




                                  SELLER:

                                  711 GALLIMORE PARTNERSHIP, a North Carolina
                                  General Partnership


                                  By: /s/       William H. Lee, Jr.
                                      --------------------------------------
                                      William H. Lee, Jr., General Partner


                                  By: /s/        Jack L. Johnson
                                      --------------------------------------
                                      Jack L. Johnson, General Partner


                                  By: /s/       George H. Turnbull
                                      --------------------------------------
                                      George H. Turnbull, General Partner


                                  By: /s/        Robert G. Shupe
                                      --------------------------------------
                                      Robert G. Shupe, General Partner



                                      Being all the Partners of the Seller



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
                                   EXHIBIT A


                       LEGAL DESCRIPTION OF THE PROPERTY


     All that certain lot or parcel of land situated in the City of High Point, Township of Deep River, County of Guilford, State of North Carolina and more particularly described as follows:

     Property shown on Annexation Map of G.T. Fales and S. Neerman and C.J. Fales as per plat thereof recorded in Plat Book 91 at Page 52, in the Office of the Register of Deeds of Guilford County (known formerly as Lot. No. 1 of the Property of William W. Pegg, Jr. and wife, Janet R. Pegg, as per plat thereof recorded in Plat Book 69, at Page 40 in the Office of the Register of Deeds of Guilford, North Carolina.)



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